Filed by Enterprise Financial Services Corp
pursuant to Rule 425 under the Securities Act of 1933,
as amended,
and deemed filed pursuant to Rule 14a-12
under the Securities and Exchange Act of 1934,
as amended
Subject Company: First Choice Bancorp
Commission File No: 001-38476

EXHIBIT 99.1

ENTERPRISE FINANCIAL SERVICES CORP ANNOUNCES RECEIPT OF REGULATORY APPROVALS FOR ACQUISITION OF FIRST CHOICE BANCORP

July 16, 2021, ST. LOUIS, MO — Enterprise Financial Services Corp (Nasdaq: EFSC) (the “Company,” “EFSC,” or “Enterprise”), the holding company of Enterprise Bank & Trust (“EB&T”), announced today that it has received regulatory approval or received a regulatory waiver from the Federal Deposit Insurance Corporation and the Federal Reserve Bank of St. Louis, as applicable, and preliminary approval from the Missouri Division of Finance, for First Choice Bank to be merged into EB&T on the terms and subject to the conditions of the Agreement and Plan of Merger, dated as of April 26, 2021, by and among EFSC, EB&T, First Choice Bancorp (“FCBP”) and First Choice Bank (“First Choice”). The consummation of the merger remains subject to the approval by FCBP’s shareholders of the merger, the approval by EFSC’s shareholders of the merger and the issuance of shares of EFSC’s common stock to holders of FCBP common stock in connection with the merger, and the satisfaction of other closing conditions. EFSC expects that the FCBP acquisition will close in the third quarter of 2021.

About Enterprise Financial Services Corp

Enterprise Financial Services Corp (Nasdaq: EFSC), with approximately $10.2 billion in assets, is a financial holding company headquartered in Clayton, Missouri. Enterprise Bank & Trust, a Missouri state-chartered trust company with banking powers and a wholly-owned subsidiary of EFSC, operates 39 branch offices in Arizona, California, Kansas, Missouri, Nevada and New Mexico, and SBA loan and deposit production offices in Arizona, California, Colorado, Illinois, Indiana, Massachusetts, Michigan, Nevada, Ohio, Oregon, Texas, Utah and Washington. Enterprise Bank & Trust offers a range of business and personal banking services and wealth management services. Enterprise Trust, a division of Enterprise Bank & Trust, provides financial planning, estate planning, investment management and trust services to businesses, individuals, institutions, retirement plans and non-profit organizations. For more information, please visit enterprisebank.com.

Enterprise Financial Services Corp’s common stock is traded on the Nasdaq Stock Market under the symbol “EFSC”. Please visit our website at www.enterprisebank.com to see our regularly posted material information.

About First Choice Bancorp

First Choice Bancorp, headquartered in Cerritos, California, is the bank holding company for First Choice Bank. First Choice Bank is a community-based financial institution that serves primarily commercial and consumer clients in diverse communities and specializes in loans to small- to medium-sized businesses and private banking clients, commercial and industrial loans, and commercial real estate loans. First Choice Bank is a Preferred Small Business Administration (SBA) Lender. First Choice Bank conducts business through eight full-service branches and two loan production offices located in Los Angeles, Orange, and San Diego Counties. For more information, please visit www.FirstChoiceBankCA.com.

Forward-Looking Statements

Certain statements contained in this press release may be considered forward-looking statements regarding Enterprise, including its wholly-owned subsidiary EB&T, FCBP, including its wholly-owned subsidiary First Choice, and Enterprise’s proposed acquisition of FCBP and First Choice. These forward-looking statements may include: statements regarding the acquisition, the consideration payable in connection with the acquisition, and the ability of the parties to consummate the acquisition. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “pro forma” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those that EFSC or FCBP anticipated in their forward-looking statements and future results could differ materially from historical performance. Factors that could cause or contribute to such differences include, but are not limited to, the possibility: that expected benefits of the acquisition may not materialize in the timeframe expected or at all, or may be more costly to achieve; that the acquisition may not be timely completed, if at all; the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive transaction agreement; the outcome of any legal proceedings that may be instituted against EFSC or FCBP; that prior to the completion of the acquisition or thereafter, EFSC’s and FCBP’s respective businesses may not perform as expected due to transaction-related uncertainty or other factors; that the parties are unable to successfully implement integration strategies; that required EFSC shareholder or FCBP shareholder or other approvals are not obtained or other closing conditions are not satisfied in a timely manner or at all; reputational risks and the reaction of the companies’ employees or customers to the transaction; diversion of management time on acquisition-related issues; that the COVID-19 pandemic, including uncertainty and volatility in financial, commodities and other markets, and disruptions to banking and other financial activity, could harm EFSC’s and FCBP’s business, financial position and results of operations, and could adversely affect the timing and anticipated benefits of the proposed acquisition; and those factors and risks referenced from time to time in EFSC’s or FCBP’s filings with the SEC, including in their Annual Reports on Form 10-K for the fiscal year ended December 31, 2020, and their other filings with the U.S. Securities and Exchange Commission (the “SEC”). For any forward-looking statements made in this press release or in any documents, EFSC and FCBP claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Except to the extent required by applicable law or regulation, each of EFSC and FCBP disclaims any obligation to revise or publicly release any revision or update to any of the forward-looking statements included herein to reflect events or circumstances that occur after the date on which such statements were made.

Additional Information About the Acquisition and Where to Find It

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

In connection with the proposed acquisition transaction, EFSC filed a registration statement on Form S-4 with the SEC, which contains a joint proxy statement/prospectus of EFSC and FCBP (the “Registration Statement”), which has been sent to EFSC’s and FCBP’s respective shareholders. Shareholders are advised to read the Registration Statement and other documents filed with the SEC when they become available because they will contain important information about EFSC, FCBP and the proposed acquisition. Investors and security holders are able to obtain the documents, and any other documents EFSC has filed with the SEC, free of charge at the SEC’s website, www.sec.gov. In addition, documents filed with the SEC by EFSC in connection with the proposed acquisition will be available free of charge by (1) accessing EFSC’s website at www.enterprisebank.com under the “Investor Relations” link or (2) writing EFSC at 150 North Meramec, Clayton, Missouri 63105, Attention: Investor Relations.

EFSC and certain of its directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of EFSC in connection with the proposed acquisition. Information about the directors and executive officers of EFSC is set forth in the proxy statement for EFSC’s 2021 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 17, 2021. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus regarding the proposed acquisition. Free copies of this document may be obtained as described in the preceding paragraph.

For more information please contact:

Investor inquiries:
Keene Turner, Executive Vice President and Chief Financial Officer
(314) 512-7233

Media inquiries:
Steve Richardson, Vice President
(314) 512-7183